CONSENT



    We have issued our reports dated September 19, 1997, accompanying the consolidated financial statements included in the Annual Report of Wealth International, Inc. on Form 10-KSB for the year ended February 28, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Wealth International, Inc. on Form S-8 (File No. 333-14709, effective October 24, 1996).


         /s/ Grant Thornton LLP
                                       GRANT THORNTON LLP


    Provo, Utah
    September 19, 1997